UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2013

TARGACEPT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Main Street, Suite 1510 Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 480–2100

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 5, 2013, Targacept, Inc. entered into an amendment to its Collaborative Research and License Agreement with AstraZeneca AB dated December 27, 2005, as amended. The amendment removes contractual limitations that had existed for both parties. Under the amended agreement, Targacept now has the right to develop and potentially commercialize compounds that modulate the alpha7 or other neuronal nicotinic receptors (NNRs) in cognitive disorders and in schizophrenia, except for selective modulators of the alpha4beta2 NNR. This right of Targacept is without obligation to AstraZeneca, as AstraZeneca’s options under the agreement to license any such compound from Targacept have been eliminated. Also, AstraZeneca now has the right to develop and potentially commercialize the compounds that it has licensed from Targacept under the agreement, including AZD1446, in any therapeutic area. Previously, AstraZeneca’s rights with regard to the licensed compounds were limited to cognitive disorders and schizophrenia.

Under the amended agreement, AstraZeneca has agreed to pay Targacept a contingent milestone stream of up to $57 million for each compound licensed from Targacept, if development of the compound is pursued for a specified indication under consideration, specified development, regulatory and first commercial sale events are achieved for that indication and sales-related events are then achieved. Targacept remains eligible for up to $73 million in contingent milestone payments for each licensed compound, if development of the licensed compound is pursued for any other indication and specified development, regulatory and first commercial sale events are achieved for that indication. The amendment does not change the royalties payable to Targacept under the agreement on any product sales following regulatory approval.

Item 8.01	Other Events.

On March 5, 2013, AstraZeneca terminated TC-1734 (also known as AZD3480) from the parties’ collaboration under the collaboration agreement described above. By the terms of the collaboration agreement, the termination becomes effective 90 days after March 5, 2013. Except as relates to TC-1734, the collaboration agreement, as amended as described in Item 1.01 of this Current Report on Form 8-K, continues in full force and effect.

When the termination of TC-1734 from the collaboration becomes effective, all rights and licenses that Targacept granted under the collaboration agreement to AstraZeneca with regard to TC-1734 will terminate and revert to Targacept. In addition, Targacept is responsible for the cost and execution of the ongoing Phase 2b clinical trial of TC-1734 in mild to moderate Alzheimer’s disease and any potential future development and commercialization of TC-1734. Targacept has previously received $6.2 million in non-refundable payments from AstraZeneca in connection with the ongoing clinical trial of TC-1734.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGACEPT, INC.

Date: March 5, 2013	/s/ Peter A. Zorn
Peter A. Zorn
Senior Vice President, Legal Affairs and General Counsel